TOUCHSTONE INVESTMENT TRUST

AMENDMENT TO RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned hereby certifies that she is a duly elected officer of Touchstone Investment Trust (the “Trust”) and pursuant to Section 4.2 of the Trust’s Restated Agreement and Declaration of Trust (“Declaration”) dated August 26, 1993, as amended, the Trustees at a meeting on November 17, 2011 at which a quorum was present, unanimously adopted the following resolutions:

“WHEREAS, at a Meeting on August 18, 2011, the Trustees approved the preparation and filing of an amendment to Touchstone Investment Trust’s Registration Statement on Form N-1A for the purpose of registering new classes of shares;

WHEREAS, the issuance of Class Y shares and Institutional shares of the Core Bond Fund (the ‘Fund’) of Touchstone Investment Trust (the ‘Trust’) is in the best interests of the Fund and its shareholders;

NOW THEREFORE, BE IT

RESOLVED, that the Trust be, and it hereby is, authorized to issue and sell Class Y shares and Institutional shares of the Fund from time to time at their respective prices per share of not less than the respective net asset values thereof; and

FURTHER RESOLVED, that such issuance and sales be made substantially in conformity with and subject to all of the provisions, terms and conditions set forth in the Prospectus and Statement of Additional Information of the Fund as they may be amended and/or supplemented from time to time; and

FURTHER RESOLVED, that when any of the Class Y shares and Institutional shares of the Fund shall have been so issued and sold, they shall be deemed to be validly issued, fully paid and nonassessable by the Trust; and

FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to do each and every thing necessary to implement these resolutions; and

FURTHER RESOLVED, that all actions previously taken by any officer the Trust, in the name and on behalf of the Trust in connection with the foregoing resolutions are hereby adopted, ratified, confirmed and approved in all respects.”

The undersigned certifies that the actions to effect the foregoing Amendment were duly taken in the manner provided by the Declaration and that the resolutions became effective November 17, 2011.

The undersigned certifies that she is causing this Certificate to be signed and filed as provided in Section 7.4 of the Declaration.

WITNESS my hand this 28th day of November 2011.

/s/ Jill T. McGruder
        Jill T. McGruder
        President

TOUCHSTONE INVESTMENT TRUST

AMENDMENT TO RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned hereby certifies that she is a duly elected officer of Touchstone Investment Trust (the “Trust”) and pursuant to Section 4.2 of the Trust’s Restated Agreement and Declaration of Trust (“Declaration”) dated August 26, 1993, as amended, the Trustees at a meeting on November 17, 2011 at which a quorum was present, unanimously adopted the following resolutions:

“WHEREAS, the issuance of Institutional shares of the High Yield Fund (the ‘Fund’) of Touchstone Investment Trust (the ‘Trust’) is in the best interests of the Fund and its shareholders;

NOW THEREFORE, BE IT

RESOLVED, that the Trust be, and it hereby is, authorized to issue and sell Institutional shares of the Fund from time to time at their respective prices per share of not less than the respective net asset values thereof; and

FURTHER RESOLVED, that the filing with the U.S. Securities and Exchange Commission of one or more post-effective amendments to the Registration Statement of the Trust on Form N-1A for the purpose of registering Institutional shares as described at this meeting, be, and it hereby is, approved; and

FURTHER RESOLVED, that such issuance and sales be made substantially in conformity with and subject to all of the provisions, terms and conditions set forth in the Prospectus and Statement of Additional Information of the Fund as they may be amended and/or supplemented from time to time; and

FURTHER RESOLVED, that when any of the Institutional shares of the Fund shall have been so issued and sold, they shall be deemed to be validly issued, fully paid and nonassessable by the Trust; and

FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to do each and every thing necessary to implement these resolutions; and

FURTHER RESOLVED, that all actions previously taken by any officer the Trust, in the name and on behalf of the Trust in connection with the foregoing resolutions are hereby adopted, ratified, confirmed and approved in all respects.”

The undersigned certifies that the actions to effect the foregoing Amendment were duly taken in the manner provided by the Declaration and that the resolutions became effective November 17, 2011.

The undersigned certifies that she is causing this Certificate to be signed and filed as provided in Section 7.4 of the Declaration.

WITNESS my hand this 28th day of November 2011.

/s/ Jill T. McGruder
        Jill T. McGruder
        President